Exhibit 23.1

                  LETTERHEAD OF BATCHER, ZARCONE & BAKER, LLP
                                ATTORNEYS AT LAW


                                  May 18, 2007

Securities and Exchange Commission
100 F Street, N.E.
Washington, DC 20549                                              VIA ELECTRONIC
                                                            TRANSMISSION (EDGAR)


Re: Consent to Use Legal Opinion in Form SB-2
    Registration Statement - Kitcher Resources, Inc.

Dear Ladies and Gentlemen:

     We hereby consent to the filing of our legal opinion dated March 12, 2007 as Exhibit 5.1 to the Registration Statement as amended on May 18, 2007, and to the reference to our firm under "Legal Matters" in the related Prospectus. In giving the foregoing consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Act, or the rules and regulations of the Securities and Exchange Commission.

                                        Regards,
                                        BATCHER ZARCONE & BAKER, LLP


                                        /s/ Karen A. Batcher
                                        ----------------------------
                                        Karen A. Batcher, Esq.